SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2024

Medinotec, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-265368	36-4990343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northlands Deco Park | 10 New Market Street | Stand 299 Avant Garde Avenue North Riding | Johannesburg | South Africa | 2169	2169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +27 87 330 2301

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 19, 2024, we held our 2023 Annual Meeting of the shareholders, at which the shareholders voted on the matters disclosed in our Proxy Statement. The final voting results for the matters submitted to a vote of the shareholders were as follows:

Proposal No. 1 - Election of Directors

Our shareholders elected the persons listed below for a one-year term expiring at our 2024 Annual Meeting or until their respective successors are duly elected and qualified:

	FOR	AGAINST	ABSTAIN
Gregory Vizirgianakis	10,205,752	0	0
Pieter van Niekerk	10,205,752	0	0
Stavros G. Vizirgianakis	10,205,752	0	0
Joseph P. Dwyer	10,205,752	0	0
Athanasios Spirakis	10,205,752	0	0

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

Our shareholders did not ratify the appointment of BDO South Africa Inc. as our independent registered public accounting firm for fiscal 2024. As a result of the vote, our audit committee plans to conduct an inquiry into the reasons why ratification was not approved by the shareholders and report its findings to the board of directors for consideration.

FOR	AGAINST	ABSTAIN
291,303	9,907,498	6,951

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medinotec, Inc.

/s/ Pieter van Niekerk

Pieter van Niekerk
Chief Financial Officer

Date March 19, 2024

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